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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MTR Gaming Group, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475) and the Registration Statements on Forms S-8 (33-74322, 33-88652, 33-64733, 33-78224) of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of MTR Gaming Group, Inc. (formerly Winners Entertainment, Inc.) for the year ended December 31, 1996.



                                        /s/ Corbin & Wertz

                                        CORBIN & WERTZ

Irvine, California
April 11, 1997